Marina Biotech Provides Update on Company Operations

Bothell, WA, August 22, 2012 – Marina Biotech, Inc. (PINKSHEETS: MRNA), a leading nucleic acid-based drug discovery and development company, today provided an update on its operations. The Company continues to seek adequate funding to implement its business plan and has accomplished the following in order to generate revenue, reduce debt and conserve cash:

•	Entered into a licensing agreement with Novartis Institutes for Biomedical Research, Inc. for Marina Biotech’s Conformationally Restricted Nucleotide (CRN) technology for the development of both single- and double-stranded oligonucleotide therapeutics. The Company received $1 million in upfront fees for the non-exclusive license.

•	Negotiated an amendment and extension on the Company’s secured loan such that, among other things, if the Company effects any merger or consolidation that results in a change-of-control of the Company at any time prior to December 31, 2012, any unpaid principal and interest (after giving effect to the payment to the holders of all sums received from the sale of surplus equipment) will convert to common stock, thus eliminating the Company’s cash obligation to its secured lender. Further, the maturity date of the secured loan was extended to December 31, 2012 (unless earlier converted to common stock).

•	Negotiated with certain of the Company’s unsecured creditors to reduce its cash obligations through the issuance of shares of common stock. The Company has committed to issue an aggregate of approximately 3.2 MM shares of common stock to settle outstanding amounts due to such vendors in the aggregate amount of approximately $1.1 MM. The Company believes it will be able to issue an additional 2.5 MM shares of common stock to further settle amounts due to vendors in satisfaction of an additional $725,000 in outstanding obligations.

“We continue to work hard to realize the true value of the nucleic acid platform we’ve created over the past years,” stated J. Michael French, President and Chief Executive Officer of Marina Biotech. “We have taken severe measures to reduce our cash obligations to both secured and unsecured creditors and have executed agreements to reduce our outstanding obligations by approximately $2.5 MM. We have accomplished this reduction through the issuance, or potential future issuance of shares of our common stock to such creditors. In addition, we are applying the funds that we received from the recent Novartis license, in part, to maintain our intellectual property estate and regain compliance with regard to our ongoing SEC reporting obligations. Finally, we have realigned the Company and Board to achieve near-term strategic opportunities.”

In order to align the size of the Board with the strategic objectives of the Company, effective August 21, 2012, the Board of Directors reduced its size to three members to guide the Company going forward. Following such reduction, the Board will consist of J. Michael French, Stefan Loren, Ph.D. and Joseph W. Ramelli. The Board unanimously appointed Dr. Loren and Mr. Ramelli to the Board on August 20, 2012 to fill the vacancies created by the resignations of Peter D. Parker and Gregory Sessler. Following such appointments, on August 21, 2012, James M. Karis, R. John Fletcher and Michael D. Taylor, Ph.D. also resigned from the Board. With the departure of Mr. Karis, Mr. French will become Chairman of the Board.

Joseph W. Ramelli works as a consultant for several investment funds providing in-depth due diligence and investment recommendations.  He has over 20 years of experience in the investment industry, having worked as both an institutional equity trader and as an equity analyst at Eos Funds, Robert W. Duggan & Associates and Seneca Capital Management.  Mr. Ramelli graduated with honors from U.C. Santa Barbara, with a BA in Business Economics.

Stefan Loren, Ph.D. is currently Managing Director at Westwicke Partners. Dr. Loren has over 20 years of experience as a research and investment professional in the healthcare space, including roles at Perceptive Advisors, MTB Investment Advisors, Legg Mason, and Abbott Laboratories. Prior to industry, Dr. Loren served as a researcher at The Scripps Research Institute working with Nobel Laureate K. Barry Sharpless on novel synthetic routes to chiral drugs. Dr. Loren received a doctorate in Organic/Pharmaceutical Chemistry from the University of California at Berkeley and a bachelors in Chemistry from the University of California San Diego. His scientific work has been featured in Scientific American, Time, Newsweek and Discover, as well as other periodicals and journals. Dr. Loren currently serves on the board of PolyMedix.

Mr. French added, “I would like to thank James, Greg, Peter, Mike and John for their support, guidance and efforts as Directors of Marina and wish them well in their future endeavors. And, I look forward to working with Stefan and Joe as we take the Company through this transition.“

The Company continues to identify strategic opportunities and to seek additional funding. Although these efforts are on-going, no assurances may be made as to their success. If sufficient additional funds are not received in the near-term, the Company may need to further reduce or cease operations completely.

About Marina Biotech, Inc.

Marina Biotech is a biotechnology company focused on the development and commercialization of oligonucleotide-based therapeutics utilizing multiple mechanisms of action including RNA interference (RNAi) and messenger RNA translational blocking. The Marina Biotech pipeline currently includes a clinical program in Familial Adenomatous Polyposis (a precancerous syndrome) and two preclinical programs -- in bladder cancer and malignant ascites. Marina Biotech entered into an exclusive agreement with The Debiopharm Group for the development and commercialization of the bladder cancer program. In addition, Marina Biotech has entered into an agreement with both Mirna Therapeutics and ProNAi Therapeutics to license Marina Biotech’s SMARTICLES® technology for the delivery of microRNA mimics and DNAi, respectively. Marina Biotech recently announced exclusive licensing agreements with Monsanto Company for Marina Biotech’s delivery and chemistry technologies, with Girindus America for the supply of CRN-based oligonucleotides, and with Novartis Institutes of Biomedical Research for its CRN chemistry. Marina Biotech's goal is to improve human health through the development of RNAi- and oligonucleotide-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about Marina Biotech is available at http://www.marinabio.com.

Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to obtain substantial additional funding in the near term; (ii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (v) the ability of Marina Biotech and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech's most recent periodic reports on Form 10-K and Form 10-Q that are filed with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update and supplement forward-looking statements because of subsequent events.

Contact:

J. Michael French
Chief Executive Officer
(425) 908-3642
jmfrench@marinabio.com